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                                                                EXHIBIT 99.2


PRESS RELEASE


                  AMSURG CORP. TO BROADCAST 2005 FOURTH QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


NASHVILLE, Tenn. (Feb. 7, 2006) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2005 fourth quarter and year-end earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Tuesday, February 21, 2006. The on-line replay will follow shortly after the call and continue for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2005, AmSurg owned a majority interest in 141 centers and had four centers under development.


                                         Contact:
                                                  Claire M. Gulmi
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  (615) 665-1283



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